UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

UREX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-501191

(Commission File Number)

98-0219157

(IRS Employer Identification No.)

10580 N. McCarran Blvd, Building 115-208 Reno, Nevada 89503

(Address of principal executive offices and Zip Code)

775.747.0667

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 29, 2006, we closed a private placement of 6,000,000 common shares, 3,000,000 Series A common share purchase warrants and 3,000,000 Series B common share purchase warrants resulting in gross proceeds of $1,500,000. The proceeds will be used for working capital.

The private placement consisted of the issuance of 6,000,000 units at $0.25 per unit. Each unit consists of one common share and one-half of one Series A common share purchase warrant and one-half of one Series B common share purchase warrant. Each whole Series A common share purchase warrant and Series B common share purchase warrant is non-transferable and entitles the holder to purchase one additional common share. Each whole Series A common share purchase warrant is exercisable for a period of one year commencing from the closing of the offering at a price of $0.50 per share. Each whole Series B common share purchase warrant is exercisable for a period of two years commencing from the closing of the offering at a price of $1.00 per share.

We issued these securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

We will pay a cash finder’s fee of up to 5% of the gross proceeds received from the placement of 6,000,000 units for services in the transaction.

Item 9.01. Financial Statements and Exhibits.

10.1         Form of Subscription Agreement (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2006)

10.2         Form of Series A Warrant Certificate (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2006)

10.3         Form of Series B Warrant Certificate (incorporated by reference from our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UREX ENERGY CORP.

/s/ Richard Bachman

By: Richard Bachman

Director

Date: January 8, 2007

CW987627.1